Exhibit 99.01

FOR IMMEDIATE RELEASE

Glu Announces Tender Offer to Acquire Superscape, a Leading
Publisher of Mobile Games

Acquisition Will Bolster Glu’s Presence in North America; Supports Goal of Becoming the Leading
Mobile Games Publisher Worldwide

SAN MATEO, Calif., January 23, 2008 – Glu Mobile Inc. (“Glu”) (NASDAQ: GLUU) today announced a tender offer to acquire Superscape Group plc (“Superscape”) (LSE: SPS), a leading developer and publisher of mobile games. The acquisition of Superscape will considerably expand Glu’s US presence and add significant development and publishing capabilities to Glu’s existing world-class resources.

The offer price of 10 pence in cash for each Superscape share values Superscape’s entire issued and to be issued share capital at approximately $36 million, or approximately $25 million when taking into account the $11 million of cash and equivalents held on Superscape’s balance sheet as of October 31, 2007.

Founded in 1993, Superscape ranked among the top five mobile games publishers in the United States during Q3 2007*, according to the Mobile Games Report from Nielsen Mobile. With approximately 135 employees, Superscape is headquartered in San Clemente, Calif., with a production facility in Moscow and an office in Fleet, Hampshire, UK. The company’s strong technical heritage in both development and publishing has led to its success in creating industry leading 3D games as well as in establishing innovative programs with leading network operators and handset manufacturers. These initiatives, which include a white label partnership with Verizon Wireless and a mobile gaming community with Alltel, distinguish Superscape within the industry.

Superscape’s portfolio of high quality games includes both original and branded titles. Superscape’s original titles include Gum Blox, Capone Casino, Sudoku, Paintball Challenge and Classic Mini Golf while its branded titles are based on recognized brands from 20th Century Fox, Universal Studios and Sony Pictures Mobile and include Alien versus Predator, Fox Motocross, AMF Extreme Bowling, Dodgeball, Fight Club, Harlem Globetrotters and Independence Day.

Greg Ballard, chief executive officer and president, Glu, commented, “This Offer represents an important step in Glu’s strategy to become the number one mobile games publisher in the world. Superscape’s strong market position in the United States, heritage in 3D technology, and unique position as a leading white label publisher are a perfect complement to Glu’s world-class global presence.”

Larry Quinn, chairman of Superscape, said, “I am very pleased that we have been able to reach agreement on the terms of this transaction, which I believe is the right strategic outcome for Superscape, offering certainty and value to our shareholders. I am confident that Superscape will make a significant contribution to the future of the combined business.”

Transaction Details
The tender offer of 10 pence for each Superscape share has been unanimously recommended by the board of directors of Superscape. The offer is being made by Glu Mobile Inc., and is for all of the issued and to be issued ordinary shares of Superscape. Glu has received irrevocable undertakings or letters of intent from Superscape shareholders representing, in aggregate, 34% of Superscape’s issued share capital. The purchase of Superscape shares in the tender offer will be funded out of Glu’s existing cash resources.

The offer is being conducted under the terms of the U.K. City Code on Takeovers and Mergers and is subject to the satisfaction and/or waiver of a set of standard terms and conditions, including, but not limited to, the receipt by Glu of 90% acceptances to the offer by Superscape shareholders. Any of the conditions can be waived at the discretion of Glu.

Superscape shareholders have a period of 21 days from the date that the tender offer document is mailed to Superscape shareholders to accept the offer. This period of acceptance of the offer may be extended at the discretion of Glu. A copy of the formal announcement containing a summary of the terms and conditions of the offer will be available on Glu’s website at www.glu.com.

Glu will not provide financial guidance on the expected impact of the acquisition until after the transaction has been successfully completed.

*Ranking at the 70% confidence level of statistical significance, based on sampling and analysis of consumer mobile bills from the top four US mobile carriers.

About Glu
Glu (NASDAQ: GLUU) is a leading global publisher of mobile games. Its portfolio of top-rated games includes original titles Super K.O. Boxing!, Stranded and Brain Genius, and titles based on major brands from partners including Atari, Activision, Konami, Harrah’s, Hasbro, Warner Bros., Microsoft, PlayFirst, PopCap Games, SEGA and Sony. Founded in 2001, Glu is based in San Mateo, Calif. and has offices in London, France, Germany, Spain, Italy, Hong Kong, China, Sao Paulo and Chile. Consumers can find high-quality, fresh entertainment created exclusively for their mobile phones wherever they see the ‘g’ character logo or at www.glu.com.

About Superscape
Superscape is the world’s leading publisher of 3D mobile games. Superscape is quoted on the London Stock Exchange and has corporate offices in San Clemente, California (USA) and Fleet, Hampshire (UK), together with a development and production facility in Moscow.

This news release contains certain forward-looking statements with respect to the plans, objectives and expected performance of Superscape and Glu. Such statements relate to events and depend on circumstances that will occur in the future and are subject to risks, uncertainties and assumptions. There are a number of factors which could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements including, among others, the risk that the offer is not consummated in a timely manner (if at all); the risk that the anticipated benefits of the combination of the Glu and Superscape businesses will not materialize; the enactment of legislation or regulation that may impose costs or restrict activities; the re-negotiation of contracts or licenses; risks regarding the loss of key wireless carrier customers or subscribers; risks relating to the integration of the businesses of Glu and Superscape including that such integration efforts may result in unforeseen operating difficulties and expenditures; risks related to the diversion of management’s attention from ongoing business operations as a result of the offer process; risks relating to employee retention; fluctuations in demand and pricing in the mobile industry; fluctuations in exchange controls; changes in government policy and taxations; industrial disputes; war and terrorism. This list is not exhaustive of the factors that may affect the forward-looking information. These and other factors should be considered carefully and undue reliance should not be placed on such forward-looking information. Although this announcement has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ materially from those anticipated, estimated or intended and therefore there can be no assurance that forward-looking statements will prove accurate. Forward-looking statements contained in this news release in respect of Superscape and/or Glu are made as of the date of this news release based on the opinions and estimates of management. Subject to requirements to update under any applicable regulation or law, Superscape and Glu disclaim any obligation to update any forward-looking statements, whether as a result of new information, estimates or opinions, future events, results or otherwise. Information on some risks and uncertainties are described in the “Risk Factors” section of Glu’s Form 10-Q for the quarter ended September 30, 2007, filed with the U.S. Securities and Exchange Commission on November 14, 2007. Copies of the Form 10-Q are available from Glu’s web page at www.glu.com.

For a further list and description of such risks and uncertainties, see the reports filed by Glu with the US Securities and Exchange Commission. Glu disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

This news release does not constitute, or form part of, an offer or solicitation of any offer to sell or an invitation to purchase any securities or the solicitation of an offer to buy any securities, pursuant to the offer or otherwise. The offer will be made solely by means of the formal offer document and the related form of acceptance accompanying the formal offer document, which contains the full terms and conditions of the offer, including details of how the offer may be accepted. Any acceptance or other response to the offer should be made on the basis of the information in the formal offer document and the related form of acceptance.

The availability of the offer to Superscape shareholders who are not resident in the United Kingdom may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than the U.K. should inform themselves about, and observe, any applicable requirements. Any failure to comply with the applicable requirements may constitute a violation of the securities laws of any such jurisdiction. Further details in relation to overseas shareholders are contained in the formal offer document.

Glu has filed a Form 8-K with the United States Securities and Exchange Commission (the “SEC”) containing the Announcement of Recommended Cash Offer and other relevant materials related to the proposed acquisition of Superscape by Glu. The Form 8-K and any other documents filed by Glu with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed by Glu with the SEC by contacting Nicole Kennedy, Glu’s Senior Director of Global Public Relations, at (650) 532-2488. Investors and security holders of Superscape are urged to read the Announcement for Recommended Cash Offer and the other relevant materials before making any voting or investment decision with respect to the offer because they contain important information about Glu, Superscape and the offer.

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GLU MOBILE, GLU, SUPER K.O. BOXING!, STRANDED, BRAIN GENIUS and the ‘g’ character logo are trademarks of Glu Mobile.

Contact Information:

Glu Mobile
Nicole Kennedy, 650-532-2488 (media)
nicole.kennedy@glu.com

Three-Forty for Glu Mobile
Chris Clark
415.233.4288
cclark@three-forty.com

or

Investor Relations:
The Blueshirt Group
Todd Friedman, 415-217-7722
todd@blueshirtgroup.com
Stacie Bosinoff, 415-217-7722
stacie@blueshirtgroup.com